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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         AGREEMENT dated as of October 17, 2005 between BRIGHTPOINT, INC., an Indiana corporation (the "Employer" or the "Company"), and ANTHONY W. BOOR (the "Employee").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, the Employer desires to employ the Employee as its Executive Vice President, Chief Financial Officer and Treasurer to be assured of his services as such on the terms and conditions hereinafter set forth; and

         WHEREAS, the Employee is willing to accept such employment on such terms and conditions;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Employer and the Employee hereby agree as follows:

         I. Term. Employer hereby agrees to employ Employee, and Employee hereby agrees to serve Employer for a three-year period commencing effective as of the date of this Agreement (the "Effective Date") (such period being herein referred to as the "Initial Term," and any year commencing on the Effective Date or any anniversary of the Effective Date being hereinafter referred to as an "Employment Year"). After the Initial Term and on the last day of any Employment Year thereafter, this Agreement shall be automatically renewed for successive one year periods (each such period being referred to as a "Renewal Term"), unless, more than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, either the Executive or the Company gives written notice that employment will not be renewed ("Notice of Non-Renewal"), whereupon the term of the Executive's employment shall cease upon the expiration of the Initial Term or the then current Renewal Term, as the case may be.

         II. Employee Duties.

         A. During the term of this Agreement, the Employee shall have the duties and responsibilities attached hereto as Exhibit A, reporting directly to the Chief Executive Officer of Employer and the Board of Directors of the Employer (the "Board"). It is understood that such duties and responsibilities shall be reasonably related to the Employee's position.

         B. The Employee shall devote substantially all of his business time, attention, knowledge and skills faithfully, diligently and to the best of his ability, in furtherance of the business and activities of the Company. The principal place of performance by the Employee of his duties hereunder shall be the Company's principal executive offices, although the Employee may be required to travel outside of the area where the Company's principal executive offices are located in connection with the business of the Company.

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         III. Compensation.

         A. During the term of this Agreement, the Employer shall pay the Employee a salary (the "Salary") at a rate of $325,000 per annum in respect of each Employment Year, payable in equal monthly installments on the first day of each month, or at such other times as may mutually be agreed upon between the Employer and the Employee. Such Salary may be increased from time to time at the discretion of the Board or the Board's Compensation and Human Resources Committee ("Compensation Committee").

         B. In addition to the foregoing, the Employee shall be entitled to such other cash bonuses and such other compensation in the form of stock, stock options or other property or rights as may from time to time be awarded to him by the Board or the Compensation Committee during or in respect of his employment hereunder. It is understood and agreed that the Employee shall receive a bonus of Fifty Thousand Dollars ($50,000) due and payable within thirty (30) days from the full execution of the Agreement.

         IV. Benefits.

         A. During the term of this Agreement, the Employee shall have the right to receive or participate in all existing and future benefits and plans which the Company may from time to time institute during such period for its executive officers (the "Executive Officers") and for which the Employee is eligible. Nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary or any other obligation payable to the Employee pursuant to this Agreement.

         B. During the term of this Agreement, the Employee will be entitled to the number of paid holidays, personal days off, paid vacation days and sick leave days in each calendar year as are determined by the Company from time to time. Such paid vacation may be taken in the Employee's discretion with the prior approval of the Employer, and at such time or times as are not inconsistent with the reasonable business needs of the Company.

         V. Travel Expenses. All travel and other expenses incident to the rendering of services reasonably incurred on behalf of the Company by the Employee during the term of this Agreement shall be paid by the Employer provided that such expenses are incurred in accordance with the Company's policies. If any such expenses are paid in the first instance by the Employee, the Employer shall reimburse him therefor on presentation of appropriate receipts for any such expenses.

         VI. Termination. Employee's employment under this Agreement may be terminated without any breach of this Agreement only on the following circumstances:

         6.1. Death. The Employee's employment under this Agreement shall terminate upon his death.

         6.2. Disability. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from his duties under this Agreement for 90 consecutive calendar days during any calendar year, the Employer may terminate the Employee's employment under this Agreement.


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         6.3. Cause. The Employer may terminate the Employee's employment under this Agreement for Cause. For purposes of this Agreement, the Employer shall have "Cause" to terminate the Employee's employment under this Agreement upon
(a) the failure by the Employee to perform his duties under this Agreement (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) after demand for performance is delivered by the Employer, in writing, specifically identifying the manner in which the Employer believes the Employee has not performed his duties and the Employee fails to perform as required within 10 days after such demand is made, (b) the engaging by the Employee in misconduct (including embezzlement and criminal fraud) which is injurious to the Employer, monetarily or otherwise or (c) the conviction of the Employee of a felony and the expiration of the time to appeal such conviction.

         6.4. Termination by the Employee for Good Reason, Upon a Change of Control or Because of Ill Health. The Employee may terminate his employment under this Agreement (a) for Good Reason (as hereinafter defined), (b) at any time within twelve months after a Change of Control, or (c) if his health should become impaired to any extent that makes the continued performance of his duties under this Agreement hazardous to his physical or mental health or his life, provided that, in the latter case, the Employee shall have furnished the Employer with a written statement from a qualified doctor to such effect and provided, further, that at the Employer's request and expense the Employee shall submit to an examination by a doctor selected by the Employer and such doctor shall have concurred in the conclusion of the Employee's doctor; provided if the Employer's doctor does not concur, the Employee's and Employer's doctors shall select a third physician whose determination shall be binding.

         6.4.1. Good Reason. For purposes of this Agreement, "Good Reason" shall mean (a) any assignment to the Employee of any material duties or material reporting obligations other than those contemplated by, or any material limitation of the powers of the Employee in any respect not contemplated by, this Agreement, (b) failure by the Employer to substantially comply with its obligations and agreements contained in this Agreement (this shall include, for avoidance of doubt, the Employer's demand in writing to Employee to perform an illegal act), (c) failure of the Employer to obtain the assumption of the agreement to perform this Agreement by any successor as contemplated in Section 9(g) of this Agreement. With respect to the matters set forth in clauses (a),
(b) and (c) of this paragraph, the Employee must give the Employer 30 days prior written notice of his intent to terminate this Agreement as a result of any breach or alleged breach of the applicable provision and the Employer shall have the right to cure any such breach or alleged breach within such 30 day period.

         6.4.2. Change of Control. For purposes of this Agreement, a "Change of Control" shall be deemed to occur, unless previously consented to in writing by the Employee, upon (a) individuals who, as of the date hereof, constitute the Board of Directors of the Employer (the "Incumbent Board") ceasing for any reason to constitute at least a majority of the Board of Directors of the Employer (the "Board"); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Employer's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs in connection with a Combination, as defined below, or as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange


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Act of 1934, as amended (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (b) the acquisition of beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 15% or more of the voting securities of the Employer by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) not affiliated with the Employee or the Employer; provided, however, that no Change of Control shall be deemed to have occurred for purposes of this Agreement if such person, entity or group acquires beneficial ownership of 15% or more of the voting securities of the Employer (i) as a result of a combination of the Employer or a wholly-owned subsidiary of the Employer with such person, entity or group or another entity owned or controlled by such person, entity or group (whether effected by a merger, consolidation, sale of assets or exchange of stock or otherwise) (a "Combination") and (ii) (x) executive officers of the Employer (as designated by the Board for purposes of Section 16 of the Exchange Act) immediately prior to the Combination constitute not less than 50% of the executive officers of the Employer for a period of not less than six (6) months after the Combination (for purposes of calculating the executive officers of the Employer after the Combination, those executive officers who are terminated by the Employer for Cause or who terminate their employment without Good Reason shall be excluded from the calculation entirely), and (y) the members of the Incumbent Board immediately prior to the Combination constitute not less than 50% of the membership of the Board after the Combination and (z) after the Combination, more than 35% of the voting securities of the Employer is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding voting securities of the Employer immediately prior to the Combination, it being understood that while the existence of a Change in Control pursuant to this Section 6.4.2(b) may not be ascertainable for six (6) months after the Combination, if it is ultimately determined that such Combination constituted a Change in Control, the date of the Change of Control shall be the effective date of the Combination;
(c) the commencement of a proxy contest against the management for the election of a majority of the Board of the Employer if the group conducting the proxy contest owns, has or gains the power to vote at least 15% of the voting securities of the Employer; (d) the consummation of a reorganization, merger or consolidation, or the sale, transfer or conveyance of all or substantially all of the assets of the Employer to any person or entity not affiliated with the Employee or the Employer unless, following such reorganization, merger, consolidation, sale, transfer or conveyance, the conditions set forth in clause
(b)(ii) above are present; or (e) the complete liquidation or dissolution of the Employer.

         VII. Notice of Termination.

         Any termination of the Employee's employment by the Employer or by the Employee (other than termination by reason of the Employee's death) shall be communicated by written Notice of Termination to the other party of this Agreement. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

         VIII. Date of Termination.

         The "Date of Termination" shall mean (a) if the Employee's employment is terminated by his death, the date of his death, (b) if the Employee's employment is terminated pursuant to Section 6.2 above,


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the date on which the Notice of Termination is given, (c) if the Employee's employment is terminated pursuant to Section 6.3 above, the date specified on the Notice of Termination after the expiration of any cure periods and (d) if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given after the expiration of any cure periods.

         IX. Compensation Upon Termination or During Disability.

         (a) If the Employee's employment shall be terminated by reason of his death, the Employer shall pay to such person as he shall designate in writing filed with the Employer, or if no such person shall be designated, to his estate as a lump sum benefit, his full Salary to the date of his death in addition to any payments the Employee's spouse, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan or life insurance policy or similar plan or policy then maintained by the Employer, and such payments shall, assuming the Employer is in compliance with the provisions of this Agreement, fully discharge the Employer's obligations with respect to
Section 3 of this Agreement, but all other obligations of the Employer under this Agreement, including the obligations to indemnify, defend and hold harmless the Employee, shall remain in effect.

         (b) During any period that the Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Employee shall continue to receive his Salary until the Employee's employment is terminated pursuant to Section 6.2 of this Agreement, or until the Employee terminates his employment pursuant to Section 6.4(c) of this Agreement, whichever first occurs. After termination, the Employee shall be paid, in equal monthly installments, 60% of his Salary, at the rate in effect at the time Notice of Termination is given, for one year, unless and except for any such amounts actually received by the Employee pursuant to the Company's long-term disability insurance program. To the extent physically and mentally capable of so doing without potentially impairing or damaging his health, the Employee shall provide consulting services to the Employer during the period that he is receiving payments pursuant to this Section 9(b).

         (c) If the Employee's employment shall be terminated for Cause or terminated by the Employee without Good Reason prior to or more than twelve months after, a Change of Control, the Employer shall pay the Employee his full Salary through the Date of Termination, at the rate in effect at the time Notice of Termination is given, and the Employer shall, assuming the Employer is in compliance with the provisions of this Agreement, have no further obligations with respect to Section 3 of this Agreement, but all other obligations of the Employer under this Agreement, including the obligations to indemnify, defend and hold harmless the Employee, shall remain in effect.

         (d) If (A) in breach of this Agreement, the Employer shall terminate the Employee's employment other than pursuant to Sections 6.2 or 6.3 hereof (it being understood that a purported termination pursuant to Section 6.2 or 6.3 hereof which is disputed and finally determined not to have been proper shall be a termination by the Employer in breach of this Agreement), including as


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a result of a Change of Control, or (B) the Employee shall terminate his employment for Good Reason or at any time within twelve months after a Change of Control, then the Employer shall pay to the Employee:

             (i) his full Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

             (ii) for periods subsequent to the Date of Termination (in lieu of any further payments pursuant to Section 3 of this Agreement), Severance Pay (as hereinafter defined), payable on the tenth day following the Date of Termination, as follows:

             If the Employee's employment is terminated either by the Employee for Good Reason or by the Employer other than pursuant to Sections 6.2 or 6.3 hereof, at any time during the Initial Term or any Renewal Term or within twelve months after a Change of Control (provided that if the Change of Control is pursuant to Section 6.4.2(b) of this Agreement, it is ascertainable on the date of such Termination that such Change of Control has occurred), a lump sum amount equal to (A) Salary (excluding any bonus or perquisites, such as health and life insurance and car allowance, etc). received by Employee received or earned by the Employee from the Employer during the twelve months prior to the Termination Date, multiplied by (B) two and ninety-nine hundredths (2.99)) ("Severance Pay")

         (e) In the event any excise tax is due on the Severance Pay, then the Severance Pay shall be increased so that the excise tax on the Severance Pay shall be paid as well as any income tax payable on such excise tax.

         (f) The Employee shall as a condition to receiving any amounts under
Section IX(d), provide the Employer with an acceptable form of release agreement, whereby the Employer is released from its obligations hereunder.

         (g) The Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. Failure of the Employer to obtain such Agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Employer in the same amount and on the same terms as he would be entitled to under Section 9(d)(ii)(B) if he terminated his employment for Good Reason, except for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Employer" shall mean the Employer and any successor to its business and/or assets which executes the Agreement or which otherwise becomes bound by the terms and conditions of this Agreement by operation of law.

         (h) (A) Upon the occurrence of a Change of Control, then notwithstanding the vesting and exercisability schedule in any stock option agreement between Employer and Employee, all unvested stock options granted by the Employer to the Employee pursuant to such agreement shall immediately vest and become exercisable and shall remain exercisable for not less than 180 days thereafter.


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         X. Confidentiality; Noncompetition.

         A. The Employer and the Employee acknowledge that the services to be performed by the Employee under this Agreement are unique and extraordinary and, as a result of such employment, the Employee will be in possession of confidential information relating to the business practices of the Company. The term "confidential information" shall mean any and all information (verbal and written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which can be shown by the Employee to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this Section 10(a), including, but not limited to, information relating to: trade secrets, personnel lists, financial information, research projects, services used, pricing, customers, customer lists and prospects, product sourcing, marketing and selling and servicing. The Employee agrees that he will not, during or for a period of two years after the termination of employment, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of the Company acquired by the Employee during his employment by Employer, without the prior written consent of Employer; provided, however, that the Employee understands that Employee will be prohibited from misappropriating any trade secret (as defined for purposes of Indiana law) at any time during or after the termination of employment.

         B. The Employee hereby agrees that he shall not, during the period of his employment and for a period of two (2) years following such employment, directly or indirectly, within any county (or adjacent county) in any State within the United States or territory outside the United States in which the Company is engaged in business during the period of the Employee's employment or on the date of termination of the Employee's employment, engage, have an interest in or render any services to any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) competitive with the Company's principal business activities. Notwithstanding the foregoing: (i) Employee shall be permitted to own (as a passive investment) not more than 5% of any class of securities which is publicly traded; provided, however that said 5% limitation shall apply to the aggregate holdings of Employee and those of all other persons and entities with whom Employee has agreed to act for the purpose of acquiring, holding, voting or disposing of such securities, and (ii) if the Employer provides the Employee with a Notice of Non Renewal so that no Renewal Term is created hereunder, then the post employment restriction period as set forth in this section B. shall be one (1) year following the Initial Term.

         C. The Employee hereby agrees that he shall not, during the period of his employment and for a period of two (2) years following such employment, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities including, without limitation, the solicitations of the Company's customers, or persons listed on the personnel lists of the Company. At no time during the term of this Agreement, or thereafter shall the Employee directly or indirectly, disparage the commercial, business or financial reputation of the Company.

         D. For purposes of clarification, but not of limitation, the Employee hereby acknowledges and agrees that the provisions of subparagraphs 10(b) and
(c) above shall serve as a


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prohibition against him, during the period referred to therein, directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or customer who has been previously contacted by either a representative of the Company, including the Employee, (but only those suppliers existing during the time of the Employee's employment by the Company, or at the termination of his employment), to discontinue or alter his, her or its relationship with the Company.

         E. Upon the termination of the Employee's employment for any reason whatsoever, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the business of the Company which are in the possession of the Employee including all copies thereof, shall be promptly returned to the Company.

         F. 1. The Employee agrees that all processes, technologies and inventions ("Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during his employment by Employer shall belong to the Company, provided that such Inventions grew out of the Employee's work with the Company, are related in any manner to the business (commercial or experimental) of the Company or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Employee shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of his inventorship;

            2. If any Invention is described in a patent application or is disclosed to third parties, directly or indirectly, by the Employee within two years after the termination of his employment by the Company, it is to be presumed that the Invention was conceived or made during the period of the Employee's employment by the Company, unless such Invention is entirely unrelated to the Company's business directly or indirectly; and

            3. The Employee agrees that he will not assert any rights to any Invention as having been made or acquired by him prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

         G. The Company shall be the sole owner of all products and proceeds of the Employee's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Employee may acquire, obtain, develop or create in connection with and during the term of the Employee's employment hereunder, free and clear of any claims by the Employee (or anyone claiming under the Employee) of any kind or character whatsoever (other than the Employee's right to receive payments hereunder). The Employee shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, or title and interest in or to any such properties.

         H. The parties hereto hereby acknowledge and agree that (i) the Company would be


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irreparably injured in the event of a breach by the Employee of any of his obligations under this Section 10, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the Company shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach.

         I. The parties hereto hereby acknowledge that, in addition to any other remedies the Company may have under Section 10(h) hereof, the Company shall have the right and remedy to require the Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by the Employee as the result of any transactions constituting a breach of any of the provisions of
Section 10, and the Employee hereby agrees to account for and pay over such Benefits to the Company.

         J. Each of the rights and remedies enumerated in Section 10(h) and 10(i) shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

         K. If any provision contained in this Section 10 is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

         L. If any provision contained in this Section 10 is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope or other provision and in its reduced form any such restriction shall thereafter be enforceable as contemplated hereby.

         M. It is the intent of the parties hereto that the covenants contained in this Section 10 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (the Employee hereby acknowledging that said restrictions are reasonably necessary for the protection of the Company). Accordingly, it is hereby agreed that if any of the provisions of this Section 10 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction.

         XI. Indemnification. The Employer shall indemnify and hold harmless the Employee against any and all expenses reasonably incurred by him in connection with or arising out of (a) the defense of any action, suit or proceeding in which he is a party, or (b) any claim asserted or threatened against him, in either case by reason of or relating to his being or having been an employee, officer or director of the Company, whether or not he continues to be such an employee, officer or director at the time of incurring such expenses, except insofar as such indemnification is prohibited by law. Such expenses shall include, without limitation, the fees and disbursements of attorneys, amounts of judgments and amounts of any settlements, provided that such expenses are


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agreed to in advance by the Employer. The foregoing indemnification obligation is independent of any similar obligation provided in the Employer's Certificate of Incorporation or Bylaws, and shall apply with respect to any matters attributable to periods prior to the Effective Date, and to matters attributable to his employment hereunder, without regard to when asserted.

         XII. General. This Agreement is further governed by the following provisions:

         A. Notices. All notices relating to this Agreement shall be in writing and shall be either personally delivered, sent by telecopy (receipt confirmed) or mailed by certified mail, return receipt requested, to be delivered at such address as is indicated below, or at such other address or to the attention of such other person as the recipient has specified by prior written notice to the sending party. Notice shall be effective when so personally delivered, one business day after being sent by telecopy or five days after being mailed.

            To the Employer:  Brightpoint, Inc.
                              501 Airtech Parkway
                              Plainfield, Indiana 46168
                              Attn: General Counsel

            To the Employee:  Anthony W. Boor
                              5750 Stonechat Lane
                              Indianapolis, Indiana 46237



         B. Parties in Interest. Employee may not delegate his duties or assign his rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

         C. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any modification or termination of this Agreement will be effective only if it is in writing signed by the party to be charged.

         D. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana. Employee agrees to and hereby does submit to jurisdiction before any state or federal court of record in Marion County, Indiana, or in the state and county in which such violation may occur, at Employer's election.

         E. Warranty. Employee hereby warrants and represents as follows:

            2. Employee has ideas, information and know-how relating to the type of business conducted by Employer, and Employee's disclosure of such ideas, information and know-how to Employer will not conflict with or violate the rights of any third party or parties.


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         F. Severability. In the event that any term or condition in this
Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

         G. Execution in Counterparts. This Agreement may be executed by the parties in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                        BRIGHTPOINT, INC.



                                        By:   /s/ Robert J. Laikin
                                            ------------------------------------
                                            Robert J. Laikin,
                                            Chairman of the Board and
                                              Chief Executive Officer



                                              /s/ Anthony W. Boor
                                            ------------------------------------
                                              Anthony W. Boor



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

                                   EXHIBIT "A"

                           DUTIES AND RESPONSIBILITIES

The duties and responsibilities of the Executive Vice President and Chief Financial Officer include, but are not limited to, the following:

1. Management of the corporate finance staff including Corporate Controller, Vice President of Corporate Finance, Director of Internal Audit, and the staff reporting thereto.

2. Development and implementation of strategies relating to accounting and reporting, capital structure, and corporate finance activities.

3. Management of relationships with independent auditors, investment banks and commercial banks.

4. Participation in external reporting, including SEC reporting and compliance.

5.   Maintenance and development of adequate and appropriate levels of capital.

6.   Participation in negotiation of material contracts.

7.   Participation in strategic planning.

8.   Participation in Executive Committee activities.

9.   Participation in investor relations and communications with analysts.

10.  Risk management.

11. Development and implementation of federal, state and foreign tax strategies.

12. Other duties consistent with the position of Executive Vice President, Treasurer and Chief Financial Officer that may be assigned from time to time by the Chief Executive Officer or Board of Directors.



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